FORM 8-A/A
                                 AMENDMENT NO. 1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B)
                     OR (G) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


                         Commission File Number: 0-19281

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                                    54-1163725
                        (IRS Employer Identification No.)

                             1001 North 19th Street
                            Arlington, Virginia 22209
                     (Address of principal executive office)

                         Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

           Securities registered pursuant to Section 12(b) of the Act:
                      Title of each class to be registered
                     Common Stock, $.01 Par Value Per Share

          Name of each exchange on which each class is to be registered
                             New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

                  The Registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A as set forth in the pages attached hereto:

Item 1.           Description of Registrant's Securities to be Registered.
Item 2.           Exhibits.

                       ---------------------------

Item 1.           Description of Registrant's Securities to be Registered.


                  The description of the Common Stock, par value $.01 per share ("Common Shares") of The AES Corporation, a Delaware corporation, (the "Registrant"), contained on pages 50 through 52 inclusive of Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-62858) filed by the Registrant on June 8, 1993, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference in response to this Item 1.


Item 2.           Exhibits.


         Pursuant to Instruction II as to Exhibits, all exhibits required to be filed by such Instruction will be filed with the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


The AES Corporation
(Registrant)

Dated:   October 10, 1996



By:       BARRY J. SHARP
         -----------------------
         BARRY J. SHARP
         VICE PRESIDENT AND CHIEF FINANCIAL OFFICER